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                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A

                                AMENDMENT NO. 1

                                       TO

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                      Date of Report:  December 19, 2000
             (Date of earliest event reported:  October 19, 2000)

                              CAIS INTERNET, INC.
            (Exact name of registrant as specified in its charter)




        Delaware                          000-26103                52-2066769
(State or other jurisdiction       (Commission File Number)       (IRS Employer
Identification of incorporation)                                      No.)




          1255 22/nd/ Street, N.W., Washington, D.C.           20037
               (Address of Principal Executive Offices)    (Zip Code)

                                (202) 715-1300
             (Registrant's telephone number, including area code)

                                Not applicable.
         (Former name or former address, if changed since last report)
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Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

     On October 20, 2000, CAIS Internet, Inc. ("CAIS" or "the Company") filed with the Securities and Exchange Commission a Current Report on Form 8-K (the "Form 8-K") with respect to the Company's definitive agreement with Cisco Systems, Inc. ("Cisco") to sell its broadband subscriber management software business of CAIS Software Solutions, Inc. ("CAISSoft"). On December 4, 2000, CAIS and Cisco closed the transaction and CAIS received approximately $106.3 million in cash, before direct fees of approximately $4.5 million and related bonuses of approximately $900,000. In addition to the $106.3 million in gross proceeds received, approximately $40.5 million was deposited into an escrow account, of which $15 million will remain in escrow for up to 18 months following the closing date of the transaction (or up to May 2002), and $25.5 million will remain in escrow until the earlier of December 2006 or the date specified by Cisco in a notice that any patent or other claims have been resolved. This amendment is being filed for the purpose of including pro forma financial information and should be read in conjunction with the Form 8-K and CAIS's Form 10-K and Form 10-Q's.

     (a)  Pro Forma Financial Information.

     The pro forma financial information required by this item is set forth in
Exhibit 99.1 to this Current Report on Form 8-K/A and is incorporated herein by reference.

     (c) Exhibits

     99.1 Pro Forma Financial Information.
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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              CAIS INTERNET, INC.



                              By:   /s/ William M. Caldwell, IV
                                  ------------------------------
                                     William M. Caldwell, IV
                                     Chief Executive Officer


Date:  December 19, 2000
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                              CAIS INTERNET, INC.

                                 EXHIBIT INDEX


Exhibit
-------
Number              Description
------              -----------

   99.1   Unaudited Pro Forma Condensed Combined Financial Information.